Exhibit 77Q1 (b)

Resolution 1

WHEREAS, the investment practice of the PF Lazard International Value Fund currently does not restrict the Fund on the number of issuers it holds; and

WHEREAS, Lazard desires that the Fund's investment practice be amended to limit the number of issuers held by the Fund to normally 30 to 45; therefore it is

RESOLVED, that effective May 1, 2004, the investment practice of the PF Lazard International Value Fund be, and hereby is, amended to limit the number of issuers held by the Fund to normally 30 to 45.

Resolution 2

WHEREAS, the investment practice of the PF AIM Blue Chip Fund and PF AIM Aggressive Growth Fund currently restricts the Funds from purchasing additional securities when any borrowings from banks exceed 5% of the Fund's assets; and

WHEREAS, A I M Capital Management, Inc., fund manager of the PF AIM Blue Chip Fund and PF AIM Aggressive Growth Fund, desires that the Funds' investment practice be amended to remove the restriction; therefore it is

RESOLVED, that effective May 1, 2004, the investment practice of the PF AIM Blue Chip Fund and PF AIM Aggressive Growth Fund be, and hereby is, amended to remove the restriction on the purchase of additional securities when any borrowing from banks exceeds 5% of the Fund's assets.

Resolution 3

WHEREAS, the investment practice of the PF Lazard International Value Fund currently does not specifically prohibit borrowing for investment purposes (leveraging); and

WHEREAS, Lazard Asset Management LLC, fund manager of the PF Lazard International Value Fund, desires that the Fund's investment practice be amended to allow borrowing for investment purposes (leveraging); therefore it is

RESOLVED, that effective July 1, 2004, the investment practice of the PF Lazard International Value Fund be, and hereby is, amended to allow borrowing for investment purposes (leveraging) to the extent permitted under the Investment Company Act of 1940, as amended.

Resolution 4

WHEREAS, the investment practice of the PF Lazard International Value Fund currently requires the Fund to be invested in at least three different countries; and

WHEREAS, Lazard Asset Management LLC ("Lazard"), fund manager of the PF Lazard International Value Fund, desires that the Fund's investment practice be amended to remove the requirement; therefore it is

RESOLVED, that effective July 1, 2004, the investment practice of the PF Lazard International Value Fund be, and hereby is, amended to remove the requirement that the Fund be invested in at least three different countries.

Resolution 5

WHEREAS, the investment practice of the PF AIM Blue Chip Fund and PF AIM Aggressive Growth Fund currently does not restrict the amount invested in options; and

WHEREAS, A I M Capital Management, Inc., fund manager of the PF AIM Blue Chip Fund and PF AIM Aggressive Growth Fund, desires that each Fund's investment practice be amended to prohibit the purchase of options if, at the time of investment, the aggregate premiums paid for the options will exceed 5% of each Fund's assets; therefore it is:

RESOLVED, that effective July 1, 2004, the investment practice of the PF AIM Blue Chip Fund and PF AIM Aggressive Growth Fund be, and hereby is, amended to prohibit the purchase of options if, at the time of investment, the aggregate premiums paid for the options will exceed 5% of each Fund's assets.

Resolution 6

WHEREAS, Pacific Investment Management Company LLC, fund manager of the PF PIMCO Inflation Managed Fund and PF PIMCO Managed Bond Fund, desires that each Fund's investment practice be amended to clarify inclusion of total return swaps as part of each Fund's allowable investments; therefore it is:

RESOLVED, that effective July 1, 2004, the investment practice of the PF PIMCO Inflation Managed Fund and PF PIMCO Managed Bond Fund be, and hereby is, amended to allow investments in total return swaps to the extent permitted under the Investment Company Act of 1940, as amended.

Resolution 7

WHEREAS, the investment practice of the Inflation Managed and Managed Bond Fund's currently allows investment in foreign securities, including foreign debt securities, up to 20% of each Fund's assets; and

WHEREAS, Pacific Investment Management Company LLC, fund manager of the PF PIMCO Inflation Managed and PF PIMCO Managed Bond Funds, desires that each Fund's investment practice be amended to clarify inclusion of debt securities of emerging countries as part of each Fund's 20% foreign debt limitation; therefore it is

RESOLVED, that effective July 1, 2004, the investment practice of the PF PIMCO Inflation Managed and PF PIMCO Managed Bond Funds be, and hereby is, amended to allow investments in foreign securities, including debt securities of emerging market countries, of up to 20% of the Fund's assets.

Resolution 8

WHEREAS, the investment practice of the PF PIMCO Inflation Managed Fund and PF PIMCO Managed Bond Fund currently allows investment in foreign securities, including foreign debt securities, up to 20% of each Fund's assets; and

WHEREAS, Pacific Investment Management Company LLC, fund manager of the PF PIMCO Inflation Managed Fund and PF PIMCO Managed Bond Fund, desires that each Fund's investment practice be amended to increase the limitation in investments in foreign securities denominated in foreign currencies to 30% of each Fund's assets; therefore it is:

RESOLVED, that effective July 1, 2004, the investment practice of the PF PIMCO Inflation Managed Fund and PF PIMCO Managed Bond Fund be, and hereby is, amended to allow investments in foreign securities denominated in foreign currencies up to 30% of each Fund's assets.